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                                  EXHIBIT 10.12

     THIS NOTE is made as of this 14th day of December, 2001, by and between WILLIAM B. HEYE, JR. ("Borrower"), an employee of SBE Inc., a Delaware corporation ("Company"), and SBE INC.

                                    RECITALS

     WHEREAS, Company and Borrower entered into certain promissory notes, the Full Recourse Promissory Note dated as of November 6, 1998, Promissory Note A-1 dated as of December 16, 1998 and Promissory Note A-2 dated as of April 15, 1999 (together the "Initial Notes") with an aggregate original principal amount of Seven Hundred Forty Three Thousand Nine Hundred and Fifty dollars ($743,950), and that certain Pledge Agreement dated as of November 6, 1998;

     WHEREAS, Company has requested, and the Borrower has agreed to amend the Initial Notes to extend the maturity dates of the Initial Notes to December 14, 2003;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Company and Borrower hereby agree as follows that the Initial Notes shall be amended, restated, and consolidated in their entirety by the following Note:


                       AMENDED, RESTATED AND CONSOLIDATED
                             SECURED PROMISSORY NOTE



$743,950                                                     December  14,  2001
                                                         San  Ramon,  California



     FOR VALUE RECEIVED, William B. Heye, Jr., an employee of SBE Inc., a Delaware corporation, hereby unconditionally promises to pay to the order of Company, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Hundred Forty Three Thousand Nine Hundred Fifty Dollars ($743,950) (the "Loan"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.
     It is the intent of the parties is that the purpose of this Note is not for consumer, family or household purposes.

     This Amended, Restated and Consolidated Secured Promissory Note (the "Amended Note") amends, restates and consolidates the Initial Notes, including the Full Recourse Promissory Note referred to in and executed and delivered in

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connection  with  that certain Pledge Agreement dated as of November 6, 1998 and executed and delivered by Borrower in favor of Company (as the same may from time to time be amended, modified or supplemented or restated, the "Security Agreement"). Additional rights of the Company are set forth in the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on December 14, 2003, subject to the mandatory retirement of principal repayments as described below.

          A. MANDATORY RETIREMENT OF PRINCIPAL. In addition to the above principal repayment and interest payments due as described in Section 2, Borrower promises to prepay Twenty Five Thousand Dollars ($25,000) of principal due on the first anniversary of the date of this Amended Note. Additionally, fifty percent (50%) of the Net Amount (as defined below) of any bonuses received by the Borrower from the Company shall be applied to principal prepayment up to a maximum payment of principal from bonuses of Seventy Five Thousand dollars ($75,000) annually. The "Net Amount" of any bonus shall be determined by subtracting withheld income and employment taxes from the total amount of the bonus, and shall not take into account deductions for Borrower's participation in the Company's 401(k) plan, employee stock purchase plan, group health insurance plan and other employee benefit plans sponsored by the Company (together, "Company Benefits") in which Borrower participates. Borrower hereby authorizes the Company to deduct any payment of principal due hereunder from any bonus paid by the Company to Borrower after the execution date of the Loan. Borrower understands that income and employment taxes will be deducted from these bonuses along with deductions as elected by Borrower with respect to Borrower's participation in Company Benefits, based upon the amount that would have been paid Borrower had payments for principal not been deducted. The maximum aggregate amount of these mandatory retirement of principal provisions is One Hundred Thousand Dollars ($100,000) annually, beginning on the execution date of this Amended Note, subject to the final principal repayment provision set forth above.

     2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of Two and Forty Eight One Hundredths percent (2.48%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, compounded annually. Interest shall be due and payable annually on the anniversary of the execution date of this Amended Note, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 below, all amounts owing hereunder shall bear interest at Two and Forty Eight One Hundredths percent (2.48%) per annum.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Company unless another place of payment shall be specified in writing by Company.

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     4.  APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

     5. SECURED NOTE. The full amount of this Note is secured by the collateral identified and described as security therefor in the Security Agreement. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the collateral, or in any portion Thereof

     6. DEFAULT. Each of the following events shall be an "Event of Default" hereunder:

          (A) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within five (5) business days thereafter;

          (B) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

          (C) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

          (D) Borrower defaults on an obligation contained in the Security Agreement; or

          (E) Borrower's employment by or association with Company is terminated for any reason or no reason, including, without limitation, death of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Company, and, in the case of an Event of Default pursuant to (B) or (C) above, automatically, be immediately due, payable and collectible by Company pursuant to applicable law. Notwithstanding the foregoing, if an Event of Default has occurred under (E) above due to, in Company's sole discretion, no malfeasance or misfeasance on the part of Borrower, this Note shall be accelerated only after 30 days' notice to Borrower or any successor. Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Borrower expressly acknowledges and agrees that Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses or other amounts that may be payable to Borrower by Company.

     7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

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     8.  GOVERNING  LAW.  This  Note  shall  be  governed  by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without the prior written consent of holder, assign any of its rights or obligations hereunder.


BORROWER:                              /S/  WILLIAM  B.  HEYE,  JR.

                              Printed  Name:  William  B.  Heye,  Jr.
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